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                                                    EXHIBIT 10(iii)(a)


[STERLING BANCORP LETTERHEAD]

                                                     February 8, 1996





Mr. Louis J. Cappelli
Chairman
Sterling Bancorp
540 Madison Avenue
New York, New York 10022

Dear Mr. Cappelli:

This will confirm the following amendment to your employment agreement, dated February 19, 1993 ( as amended, February 14, 1995), with our Company:

         (1) Paragraph 1. is hereby deleted and the following paragraph is inserted in lieu thereof:

                  "1. Term. The Company will continue to employ you, and you will continue to accept employment, as provided herein, for a term expiring on December 31, 2000, which term will be automatically extended thereafter for successive periods of one year each, upon the same terms and conditions, unless at least 60 days prior to the expiration of the then current term, either party will give notice to the other of the intention not to extend."

The foregoing amendment was recommended by the Compensation Committee and was approved by the Board of Directors at its February 8, 1996 meeting.

Kindly sign and return the enclosed copy to the Company in order to confirm your understanding and acceptance of the foregoing amendment.

                                    Sincerely,

                                    STERLING BANCORP


                                    By /s/ Jerrold Gilbert
                                       --------------------------------------
                                             Executive Vice President
Agreed:


/s/ Louis J. Cappelli
- --------------------------------------
Louis J. Cappelli